UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2013

VITESSE SEMICONDUCTOR CORPORATION

(Exact name of issuer as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-31614	77-0138960
(Commission File Number)	(IRS Employer Identification No.)

741 Calle Plano
Camarillo, California 93012
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code (805) 388-3700

N/A
(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                                           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2014 Executive Bonus Plan

On December 23, 2013, the Compensation Committee of the Board of Directors of the Company adopted the Fiscal Year 2014 Executive Bonus Plan (the “Plan”) to provide members of the executive staff of the Corporation with the opportunity to earn incentive bonuses based on 1) the Company’s attainment of specific financial performance objectives for the fiscal year and 2) the executive’s achievement of designated personal goals.  Awards under the Plan may be made only to “Eligible Persons,” which is defined to be any “officer,” as that term is defined in Rule 16a-1(f) under the Securities Exchange Act of 1934 (except the President/Chief Executive Officer), and any vice-president who is a member of the Company’s executive staff.  Any bonus for employees who become “Eligible Persons” after the beginning of fiscal year 2014 will be prorated.

A participant’s bonus under the Plan will be based on the Company achieving a certain level of Adjusted EBITDA (as defined below) during the fiscal year and upon the participant achieving certain individual personal goals established by the Chief Executive Officer of the Company.  A participant’s bonus will be an amount equal to (a) times (b) times (c), where (a) equals the participant’s Base Salary, (b) equals a specified percentage of the participant’s salary that would be payable if the participant achieved 100% of his or her personal goals and the Company achieved an amount of Adjusted EBITDA specified in the Plan and (c) equals the percentage of personal goals achieved by the participant.  Whether a participant has attained a personal goal in whole or in part shall be determined by the Chief Executive Officer of the Company in his or her sole discretion.

Bonus payments, if earned, will be paid by the end of the first quarter of Fiscal Year 2015, or as soon as practicable after determination and certification of the actual financial performance levels for the year and grant of approval by the Compensation Committee of the Board of Directors of the Company in a duly held meeting, but, in no event, later than March 15, 2015.  A participant’s right to receive a bonus will become vested if the participant is continuously employed by the Company without performance deficiencies until September 30, 2014.

“Adjusted EBITDA” is defined under the Plan as net income before interest, expenses for taxes, depreciation, amortization, deferred stock compensation and non-recurring professional fees.  The Administrator may, from time-to-time, make other exceptions to the definition as it deems appropriate with respect to unusual or non-recurring events such as balance sheet adjustments, mergers, acquisitions, and divestitures.

The Chief Executive Officer has the authority to propose additional bonus amounts above those provided for in the plan for the consideration of, and approval by, the Compensation Committee and will be responsible to ensure that estimated bonuses, including any proposed amounts above the amounts indicated in the Plan, not yet approved by the Compensation Committee, are accounted for in accordance with generally accepted accounting principles.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VITESSE SEMICONDUCTOR CORPORATION

Date: December 23, 2013	By:	/s/ Martin S. McDermut
Martin S. McDermut
Chief Financial Officer